UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WASATCH FUNDS TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

Wasatch Advisors LP d/b/a Wasatch Global Investors 505 Wakara Way, 3rd Floor Salt Lake City, UT	84108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Wasatch Small/Mid Cap ETF	NYSE Arca	41-5109762

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-57793

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 033-10451; 811-04920), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on July 28, 2026. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits

a-1.	Amended and Restated Declaration of Trust of Wasatch Funds Trust (the “Registrant”) dated November 12, 2025 is incorporated herein by reference to Post-Effective Amendment No. 132 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 28, 2026.

a-2.	Amended and Restated Designation of Series of Shares Certificate dated January 28, 2011 is incorporated herein by reference to Post-Effective Amendment No. 64 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on August 22, 2012.

a-3.	Designation of Classes Certificate is incorporated herein by reference to Post-Effective Amendment No. 60 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 17, 2011.

a-4.	Amended and Restated Designation of Series of Shares Certificate is incorporated herein by reference to Post-Effective Amendment No. 61 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 17, 2011.

a-5.	Amended and Restated Designation of Series of Shares Certificate dated August 16, 2012 is incorporated herein by reference to Post-Effective Amendment No. 65 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on October 2, 2012.

a-6.	Amended and Restated Designation of Classes of Shares effective August 15, 2012 is incorporated herein by reference to Post-Effective Amendment No. 65 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on October 2, 2012.

a-7.	Amended and Restated Designation of Classes of Shares effective as of April 30, 2015 is incorporated herein by reference to Post-Effective Amendment No. 90 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 28, 2016.

a-8.	Amended and Restated Designation of Series of Shares dated May 6, 2015 is incorporated herein by reference to Post-Effective Amendment No. 90 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 28, 2016.

a-9.	Amended and Restated Designation of Series of Shares effective October 31, 2017 is incorporated herein by reference to the Registrant’s Registration Statement on Form N-14 filed with the Commission on December 29, 2017.

a-10.	Amended and Restated Designation of Classes of Shares effective October 31, 2017 is incorporated herein by reference to the Registrant’s Registration Statement on Form N-14 filed with the Commission on December 29, 2017.

a-11.	Amended and Restated Designation of Series of Shares dated September 27, 2018 is incorporated herein by reference to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 30, 2018.

a-12.	Amended and Restated Designation of Series of Shares effective February 12, 2019 is incorporated herein by reference to Post-Effective Amendment No. 106 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2019.

a-13.	Amended and Restated Designation of Classes of Shares effective February 12, 2019 is incorporated herein by reference to Post-Effective Amendment No. 106 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2019.

a-14.	Amended and Restated Designation of Series of Shares effective August 18, 2020 is incorporated herein by reference to Post-Effective No. 113 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 23, 2020.

a-15.	Amended and Restated Designation of Classes of Shares effective August 18, 2020 is incorporated herein by reference to Post-Effective Amendment No. 113 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 23, 2020.

a-16.	Amended and Restated Designation of Series of Shares effective March 23, 2021 is incorporated herein by reference to Post-Effective Amendment No. 117 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2021.

a-17.	Amended and Restated Designation of Classes of Shares effective March 23, 2021 is incorporated herein by reference to Post-Effective Amendment No. 117 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2021.

a-18.	Amended and Restated Designation of Series of Shares effective February 8, 2022 is incorporated herein by reference to Post-Effective Amendment No. 122 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on June 13, 2022. .

a-19.	Amended and Restated Designation of Classes of Shares effective February 8, 2022 is incorporated herein by reference to Post-Effective Amendment No. 122 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on June 13, 2022.

a-20.	Amended and Restated Designation of Series of Shares for Wasatch International Value Fund effective August 14, 2024 is incorporated herein by reference to Post-Effective Amendment No. 126 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 27, 2024.

a-21.	Amended and Restated Designation of Classes of Shares for Wasatch International Value Fund effective August 14, 2024 is incorporated herein by reference to Post-Effective Amendment No. 126 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 27, 2024.

a-22.	Amended and Restated Designation of Series of Shares for Wasatch Global Small Cap Value and Wasatch International Small Cap Value Fund is incorporated herein by reference to Post-Effective Amendment No. 131 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on October 1, 2025.

a-23.	Amended and Restated Designation of Classes of Shares for Wasatch Global Small Cap Value and Wasatch International Small Cap Value Fund is incorporated herein by reference to Post-Effective Amendment No. 131 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on October 1, 2025.

a-24.	Amended and Restated Designation of Series of Shares for Wasatch Small/Mid Cap ETF is incorporated herein by reference to Post-Effective Amendment No. 135 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on July 15, 2026.

b.	Amended and Restated By-Laws dated June 10, 2020 are incorporated herein by reference to Post-Effective Amendment No. 111 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on August 31, 2020.

c.	Article IV of the Registrant’s Declaration of Trust and Articles V and VI of the Registrant’s Bylaws, are incorporated herein as Exhibits (a)(1) and (b).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WASATCH FUNDS TRUST

Date: July 15, 2026

By:	/s/ Michael K. Yeates
Michael K. Yeates
President